Exhibit 32.2
ALLEGHANY CORPORATION
CERTIFICATION
In connection with the annual report of Alleghany Corporation (the “Company”) on Form 10-K for the period ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A, each as filed with the Securities and Exchange Commission (together, the “Report”), I, Roger B. Gorham, Senior Vice President and chief financial officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:
(1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification, which accompanies Amendment No. 1 on Form 10-K/A, has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 11, 2009	By:	/s/ Roger B. Gorham
Roger B. Gorham
Senior Vice President and chief financial officer